SECURITIES AND EXCHANGE COMMISSION
                      ----------------------------------
                           WASHINGTON, D.C.  20549


                                  FORM 8-K/A
                                  ----------

                                CURRENT REPORT
                                --------------


                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported) November 1, 1995
-----------------------------------------------------------------------


                      FOREST LABORATORIES, INC.
-----------------------------------------------------------------------
           (Exact name of registrant as specified in its character)



          DELAWARE                    1-5438           11-1798614
----------------------------       -------------   ---------------------
(State or other jurisdiction       (Commission        (IRS Employer
     of incorporation)             File Number)    Identification No.)



  909 THIRD AVENUE, NEW YORK, NEW YORK                    10022
----------------------------------------            --------------------
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code 212-421-7850
                                                   ------------


-------------------------------------------------------------------------
Former name or former address, if changed since last report.)

PAGE

ITEM 7.   FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION
          -----------------------------------------------------
          AND EXHIBITS
          ------------
          (a) Financial Statements. The following financial statements of Biovail Corporation International ("BCI") are filed as part of this Current Report on Form 8-K:

               (1) The consolidated financial statements of BCI for the fiscal year ended December 31, 1994. Incorporated herein by reference to Item 19(a) of the Annual Report on Form 20-F of BCI for the fiscal year ended December 31, 1994.

               (2) The consolidated financial statements of BCI for the six months ended June 30, 1995. Incorporated herein by reference to Part I of the Report on Form 6-K of BCI for the quarterly period ended June 30, 1995.


          (b)  Pro-Forma financial information. The Pro Forma
Condensed Consolidated Balance Sheet of Forest Laboratories, Inc.
and Subsidiaries as at September 30, 1995.
PAGE

                FOREST LABORATORIES, INC. AND SUBSIDIARIES
                ------------------------------------------
                            UNAUDITED PRO FORMA
                            -------------------
                   CONDENSED CONSOLIDATED BALANCE SHEET
                   ------------------------------------

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1995, reflects the pro forma condensed consolidated balance sheet of Forest Laboratories, Inc. and Subsidiaries ("Forest"), giving effect to the pro forma adjustment described herein as though the acquisitions had occurred on September 30, 1995. Unaudited pro forma condensed consolidated statements of income for the year ended March 31, 1995 and the six months ended September 30, 1995 have not been presented, as the pro forma adjustments would have an immaterial effect on these statements. The unaudited pro forma condensed consolidated balance sheet gives effect to Forest's acquisition of 1,800,000 common shares, without par value, of Biovail Corporation International ("BCI") and the acquisition of an exclusive license to market Biovail Laboratories, Inc.'s, a wholly-owned subsidiary of BCI, once-daily formulation of diltiazem in the United States. The aggregate consideration paid for the acquisitions was approximately $95.6 million.

For a more detailed description of the terms of the acquisitions see the Form 8-K filed by Forest on November 1, 1995.

PAGE

                FOREST LABORATORIES, INC. AND SUBSIDIARIES
                ------------------------------------------
              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
              ----------------------------------------------
                              SEPTEMBER 1995
                              --------------
                                (UNAUDITED)
                                -----------
                                                     Pro Forma
                                   Historical   Adjustments(1)  Pro Forma
                                   ----------   --------------  ---------

(In thousands except for par values)

ASSETS
------
Current Assets:
 Cash                               $103,989        ($95,600)    $  8,389

 Marketable securities                20,354                       20,354
 Accounts receivable, net            162,333                      162,333
 Inventories                          45,396                       45,396
 Deferred income taxes                12,499                       12,499
 Other current assets                 14,692                       14,692
                                    --------                     --------
  Total current assets               359,263                      263,663
                                    --------                     --------
Long-term marketable securities      148,404                      148,404
                                    --------                     --------
Property, plant and equipment, net    76,731                       76,731
                                    --------                      -------
Total other assets                   238,984          95,600      334,584
                                    --------                      -------
  Total Assets                      $823,382                     $823,382
                                    ========                     ========
LIABILITIES AND SHAREHOLDERS EQUITY
-----------------------------------
Current liabilities:
 Accounts payable                   $ 13,357                     $ 13,357
 Accrued expenses                     31,822                       31,822
 Income taxes payable                 20,728                       20,728
                                    --------                     --------
  Total current liabilites            65,907                       65,907
                                    --------                     --------
Deferred income taxes                    294                          294
                                    --------                     --------
Shareholders' equity:
 Series A junior participating
  preferred stock $1.00 par,
  1,000 shares authorized
  no shares issued or outstanding

Common stock, $.10 par; shares
 authoirzed 250,000;
 Issued 47,935 shares                  4,794                        4,794

Capital in excess of par             299,619                      299,619

Retained earnings                    493,504                      493,504

Cumulative foreign currency
 translation adjustments           (      75)                   (      75)
                                    --------                     --------
                                     797,842                      797,842

Less common stock in treasury,
 at cost (2,644 shares)               40,661                       40,661
                                    --------                     --------
  Total shareholders' equity         757,181                      757,181
                                    --------                     --------
   Total Liabilities and
      Shareholders' Equity          $823,382                     $823,382
                                    ========                     ========

(1) Reflects acquisition of 1,800,000 shares of Biovail Corporation
    International and exclusive product license.


PAGE

   (c) The following exhibits are filed herewith:

      (1) The Investment Agreement. Incorporated by reference to Exhibit (c)(1) to the Schedule 14D-1 filed by Forest on September 18, 1995 (the"Schedule 14D-1").

      (2)  The License Agreement.  Incorporated by reference to
           Exhibit (c)(2) to the Schedule 14D-1.




                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registranthas duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FOREST LABORATORIES, INC.


                                       Date:  January 12, 1996
                                       By: /S Kenneth E. Goodman
                                           ---------------------
                                              Kenneth E. Goodman,
                                              Vice President-Finance

PAGE

                       INDEX TO FINANCIAL STATEMENTS
                       -----------------------------
                                                                       Page




Report of Management . . . . . . . . . . . . . . . . . . . . . . . . . .F-2

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . .F-3

Consolidated Balance Sheets as at December 31, 1993 and 1994 . . . . . .F-4

Consolidated Statements of Income (Loss) and Deficit for each of the years in the three year period ended December 31, 1994 . . . . . . .F-5

Consolidated Statements of Changes in Financial Position for each of the years in the three year period ended December 31, 1994 . . .F-6

Notes to the Consolidated Financial Statements . . . . . . . . . . . . .F-7











                                    F1
PAGE

REPORT OF MANAGEMENT
--------------------
The Company's management is responsible for preparing the accompanying consolidated financial statements in conformity with accounting principles generally accepted in Canada. The effect of the application of accounting principles generally accepted in the United States is described in the notes to consolidated financial statements. In preparing these consolidated financial statements, management selects appropriate accounting policies and uses its judgment and best estimates to report events and transactions as they occur. Management has determined such amounts on a reasonable basis in order to ensure that the financial statements are presented fairly, in all material respects. Financial data included throughout this Annual Report is prepared on a basis consistent with that of the financial statements.

The Company maintains a system of internal accounting controls designed to provide reasonable assurance, at a reasonable cost, that assets are safeguarded and that transactions are executed and recorded in accordance with the Company's policies for doing business. This system is supported by written policies and procedures for key business activities; the hiring of qualified, competent staff; and by a continuous planning and monitoring program.

Deloitte & Touche has been engaged by the Company's shareholders to audit the consolidated financial statements. During the course of their audit, Deloitte & Touche reviewed the Company's system of internal control to the extent necessary to render their opinion on the consolidated financial statements.

The Board of Directors is responsible for ensuring that management fulfills its responsibility for financial reporting and is ultimately responsible for reviewing and approving the financial statements. The Board carries out this responsibility principally through its Audit Committee. The majority of the members of the Audit Committee are outside Directors. The Committee considers, for review by the Board of Directors and approval by the shareholders, the engagement or re-appointment of the external auditors. Deloitte & Touche has full and free access to the Audit Committee.

Management acknowledges its responsibility to provide financial information that is representative of the Company's operations, is consistent and reliable, and is relevant for the informed evaluation of the Company's activities.








Toronto, Canada             Eugene Melnyk             Mahmood Khan


April 17, 1995              Chairman of the Board     Senior Vice President
                                                      and Chief Financial
                                                      Officer







                                    F2
PAGE

AUDITORS' REPORT
----------------
To the Board of Directors and Shareholders of BIOVAIL CORPORATION INTERNATIONAL

We have audited the consolidated balance sheets of Biovail Corporation International as at December 31, 1993 and 1994 and the consolidated statements of income (loss) and deficit and of changes in financial position for each of the years in the three year period ended
December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing 1standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1993 and 1994 and the results of its operations and the changes in its financial position for each of the years in the three year period ended December 31, 1994 in accordance with generally accepted accounting principles in Canada.




DELOITTE & TOUCHE
Chartered Accountants


Toronto, Canada
April 17, 1995, except as to Note 17(c)
which is as of April 28, 1995.








                                    F3
PAGE

                        BIOVAIL CORPORATION INTERNATIONAL

                           CONSOLIDATED BALANCE SHEETS
              (All dollar amounts are expressed in Canadian dollars)


                                             December 31,    December 31,
                                             1993            1994
                                             ------------    ------------

                         ASSETS
                         ------

CURRENT
  Cash and short-term deposits . ... . . . . .  $3,817,894   $ 3,950,746
  Trade accounts receivable. .. . . . . . . .    3,756,554     7,493,692
  Inventories (Note 4) . . . . . . . . . . . .           -       672,625
  Deposits and prepaid expenses. . . . . . . .     361,298        80,220
  Due from directors, current portion (Note 5) .   956,656             -
  Loans to related parties . .  . . . . . . . .    118,943             -
                                               -----------   -----------
                                                 9,011,345    12,197,283


DUE FROM DIRECTORS (Note 5). . . . .. . . . . .  1,074,821             -
INVESTMENTS AND ADVANCES (Note 3). .. . . . . .    225,005             -
FIXED ASSETS, net (Note 6) .  . . . . . . . . . 19,139,953     19,880,074
GOODWILL AND OTHER INTANGIBLE ASSETS,
 net (Note 3) . . . . . . . . . . . . . . . .    1,350,855      3,848,552
                                               -----------    -----------
                                               $30,801,979    $35,925,909
                                               ===========    ===========

                   LIABILITIES
                   -----------

CURRENT

  Bank indebtedness (Note 7) . . . . . .  . .    $173,526 $            -
  Accounts payable and accrued liabilities . .  4,431,723      6,528,984
  Income taxes payable . . . . . . . . . . . .    775,868      1,032,395
  Deferred revenue . . . ... . . . . . . . . .    465,777      1,736,225
  Amount due on acquisition (Note 3) . . . . .          -      1,339,000
  Current portion of long-term debt (Note 8) ..    68,339        794,381
                                              -----------    -----------
                                                5,915,233     11,430,985
                                             ------------    -----------

LONG-TERM DEBT (Note 8)
  Non-interest bearing and forgivable
     interest government loans . . .. . .. .   12,935,300      6,611,560
  Unsecured notes payable. . . . . . . . . .    7,500,000              -
  Other. . . . . . . .   . . . . . . . . . .    7,895,185      7,100,803
                                              -----------    ------------
                                               28,330,485     13,712,363
                                              -----------   ------------
MINORITY INTEREST (Note 8) . . . . .. . . .     2,869,393             -
                                              -----------   ------------
                                               37,115,111     25,143,348
                                              -----------    -----------

COMMITMENTS AND CONTINGENCIES
(Notes 6, 8, 15 and 17)

  SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
  -----------------------------------------

  Share capital (Note 9) .. . . . . . . . . .  15,778,970      18,804,361
  Deficit  . .. . . . . . . . . . . . . .  .  (22,292,656)     (9,030,116)
  Cumulative translation adjustment. . . . . .   .200,554       1,008,316
                                              -----------      ----------
                                               (6,313,132)     10,782,561
                                               ----------      ----------
                                               $30,801,979    $35,925,909
                                               ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.








                                        F4
PAGE

                        BIOVAIL CORPORATION INTERNATIONAL

               CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND DEFICIT
              (All dollar amounts are expressed in Canadian dollars)



                                    Year Ended   Year Ended   Year Ended
                                   December 31, December 31, December 31,
                                       1992          1993         1994
                                   ------------ ------------ ------------
REVENUE


  Contract . . . . .. . . . . . .    $4,001,011  $4,992,653   $ 5,478,962
  Manufacturing. . .. . . . . . .             -           -     6,973,361
  Royalty, licensing and other. .     3,577,542   9,741,607    11,780,489
                                     ----------  ----------    ----------
                                      7,578,553  14,734,260    24,232,812
                                     ----------  ----------    ----------

EXPENSES
  Cost of contract revenue . . .      3,238,387   3,684,331     4,255,128
  Cost of manufactured goods sold. .          -           -     2,946,914
  Research and product development .  5,888,236   3,623,638     3,562,723
  Selling and administrative
   (Note 10). . . . . . . . . . . .   6,970,049   7,569,869     8,522,971
  Royalty and commission . . . . . .          -   1,853,305     1,015,014
                                     ----------  ----------    ----------
                                     16,096,672  16,731,143    20,302,750
                                     ----------  ----------    ----------

OPERATING INCOME (LOSS). . . . .. .  (8,518,119) (1,996,883)    3,930,062
INTEREST EXPENSE, net (Note 8) . .   (1,506,882)   (955,508)     (824,658)
GAIN ON DEBT SETTLEMENT (Note 2) . .          -           -    11,151,170
REORGANIZATION EXPENSES (Note 11). .          -           -      (391,318)
OFFERING EXPENSES (Note 12). . . . . (1,416,642)          -             -
                                     -----------  ----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES.  (11,441,643)  (2,952,391)   13,865,256
PROVISION FOR INCOME TAXES(Note 13)     443,134      328,958       602,716
                                     -----------   ----------   ----------

INCOME (LOSS) BEFORE UNDERNOTED. .  (11,884,777)  (3,281,349)   13,262,540
MINORITY INTEREST. . . . . . . . .     (991,797)    (961,669)            -
DILUTION GAIN ON ISSUANCE OF COMMON
   SHARES BY A SUBSIDIARY
   COMPANY (Note 8) . . . . . .       2,468,373    7,773,080             -
GAIN ON SALE OF A SUBSIDIARY
 COMPANY (Note 3). .  . . . . .               -    1,668,665             -
SHARE OF NET LOSS OF EQUITY-
 ACCOUNTED INVESTMENTS.. . . .         (32,126)            -             -
                                    -----------    ----------   -----------
NET INCOME (LOSS) (Note 18). .     (10,440,327)    5,198,727     13,262,540
DEFICIT, BEGINNING OF YEAR . .     (16,975,459)  (27,415,786)   (22,292,656)

EXCESS OF COST OF COMMON SHARES
   ACQUIRED
   OVER THE STATED CAPITAL
   THEREOF (Note 9). . . . . .               -      (75,597)             -
                                   -----------    ------------   ------------
DEFICIT, END OF YEAR . . . ..     $(27,415,786)   $(22,292,656)  $(9,030,116)
                                  ============    ============   ============
EARNINGS (LOSS) PER SHARE
 (Note 14). . . . . . . . . .           $(2.94)   $       1.09  $       1.82
                                   ===========    ============  ============
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING. . . . .       3,617,261       4,222,378     7,283,239
                                   ===========    ============  ============


The accompanying notes are an integral part of the consolidated financial statements






                                        F5
PAGE

                        BIOVAIL CORPORATION INTERNATIONAL
                        ---------------------------------
             CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
             --------------------------------------------------------
              (All dollar amounts are expressed in Canadian dollars)



                                      Year Ended     Year Ended    Year Ended
                                     December 31,   December 31,  December 31,
                                         1992           1993          1994
                                     ------------   ------------  ------------

NET INFLOW (OUTFLOW) OF CASH RELATED TO
   THE FOLLOWING ACTIVITIES
OPERATING
    Net income (loss) for year . ..   $(10,440,327)   $5,198,727   $13,262,540
    Depreciation and amortization. .       569,238       901,959     1,134,731
    Write-off of deferred costs of
      proposed share issue. . . . .        913,604            -              -
    Minority interest. . . . . . . .       991,797       961,669             -
    Dilution gain on
      issuance of common shares
      by a subsidiary company. . . .    (2,468,373)   (7,773,080)            -
    Gain on debt settlement. . . . .             -             -   (11,151,170)
    Gain on sale of a subsidiary company         -    (1,668,665)            -
    Share of net loss of equity-accounted
      investments. . . .  . .. . . .        32,126             -             -
    Other. . . . . . . . . . . . . .             -       (16,866)     (135,772)
                                       ------------   -----------   ----------
                                       (10,401,935)   (2,396,256)    3,110,329

    Change in non-cash operating
      working capital (Note 16) . . .      127,332      (369,289)      470,656
                                       -----------    -----------   ----------
                                       (10,274,603)   (2,765,545)    3,580,985
                                       -----------    -----------   ----------

INVESTING
   Amounts advanced to directors to
     acquire shares (Note 5). . . .         (34,500)     (73,419)            -
   Additions to fixed assets . . .       (4,626,000)    (430,337)   (1,643,584)
   Proceeds from sale of fixed assets. .          -      100,669             -
   Investment and advances . . . . . . .    (20,086)           -       225,005
   Cash paid on acquisition of
     remaining 50% interest in
     Professional Drug Systems, Inc.,
     net of cash acquired . . . . . . .           -     (332,300)            -

   Additional consideration with respect
     to the acquisition of
     subsidiary companies and minority
     interest therein (Note 3) . . . ...          -     (716,000)   (2,814,478)
                                          ----------  -----------   -----------
                                         (4,680,586)  (1,451,387)   (4,233,057)
                                          ---------    ---------     ----------
FINANCING
  Dividends paid by subsidiary company
   to minority interest. . . . . . . .    (950,665)     (790,957)           -
  Issuance of share capital (Note 9) .   9,558,000       230,000       86,289
  Redemption of share capital (Note 9) .         -    (1,504,000)           -

  Proceeds from issuance of convertible
   subordinated debentures, net
   of financing costs . . . . . .  . .   7,769,622             -             -
  Proceeds from issuance of common
   shares of a subsidiary company,
   net of financing costs. . . . . . .          -      3,902,334            -
  Proceeds from sale of a
   subsidiary company . . . . . . . .           -      2,656,000            -
  Increase in long-term debt . . . .   12,258,041      1,489,714      514,260
  Reduction in long-term debt. . . .   (9,966,510)      (567,413)     (68,340)
  Purchase of common shares. . . . .            -       (168,481)           -
                                       -----------     ----------   ---------
                                       18,668,488      5,247,197      532,209
                                       -----------     ----------   ---------

EFFECT OF EXCHANGE RATE CHANGES
 ON CASH. . . . . . .. . . . . . . .       38,280         46,261      426,241
                                       ----------      ---------    ---------
INCREASE IN CASH . . . . . . . . . .    3,751,579      1,076,526      306,378

CASH (BANK INDEBTEDNESS), BEGINNING OF
   YEAR. .  . . . . . . . . . . . ..   (1,183,737)     2,567,842    3,644,368
                                       -----------     ---------    ---------

CASH, END OF YEAR. . . . . . . . . .   $ 2,567,842    $3,644,368   $3,950,746
                                       ===========    ==========   ==========

REPRESENTED BY
   Cash and short-term deposits. . .   $3,576,476     $3,817,894   $3,950,746
   Bank indebtedness . . . . . . . .   (1,008,634)      (173,526)           -
                                       ----------     ----------   ----------
                                       $2,567,842     $3,644,368   $3,950,746
                                       ==========     ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements


                                    F6

                               BIOVAIL CORPORATION INTERNATIONAL
                               ---------------------------------
                          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                          ----------------------------------------------
                      (All dollar amounts are expressed in Canadian dollars)


 1.  SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------
          Biovail Corporation International (the "Company"), was amalgamated effective March 29, 1994 (See Note 2) under the laws of the province of Ontario. The Company's accounting and reporting policies conform to generally accepted accounting principles in Canada. The applicable differences between generally accepted accounting principles in Canada and generally accepted accounting principles in the United States are disclosed in Note 18. (For purposes of this reconciliation, the adoption of SFAS No. 109 - "Account for Income Taxes" does not have a material effect on the financial statements prepared in accordance with generally accepted accounting principles in the United States). The significant accounting policies are:

     PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of all companies more than 50% owned after the elimination of intercompany transactions and balances.

     INVESTMENTS

          Prior to their disposition, the Company's investments in companies and joint ventures in which it had a significant influence were accounted for using the equity method.

     REVENUE RECOGNITION

          Revenue from contract research activities is recognized using the percentage of completion method based upon the stage of the project or the amount of time spent on the project.

          Revenue from the sale of manufactured products is recognized when the product is shipped to the customer.

          Royalty revenue is recognized on an accrual basis in accordance with the contractual agreements with third parties.

          Licensing revenue is recognized at the date the license is granted unless there are specific events which must be completed under the terms of the licensing agreement in which case a portion of the revenue is recognized upon the completion of each specific event. Amounts received in excess of revenue recognized are included in deferred revenue.


     INVENTORIES

          Raw materials are valued at the lower of cost and replacement cost. Work in process and finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.


     FIXED ASSETS AND RELATED DEPRECIATION

          Fixed assets are recorded at cost. Annual rates and bases of depreciation applied to depreciate the cost of fixed assets over their estimated useful lives using the straight line basis are follows:


         Buildings including manufacturing facility . . .. . . . . .25 years
         Manufacturing equipment. . . .  . . . . . . . . . . . . . .10 years
         Other equipment. . . . . .  . . . . . . . . .  . . . . . .  5 years
         Computer software. . . .. . . . . . . . . . . . . . . . . . 3 years
         Furniture and fixtures . . . . . . . . . . . . . . . . . .  5 years
         Leasehold improvement. . . . . . . . . . . .   . . . .term of lease
         Automobiles. . . . . . . . . . . . . . . . . . . . . . . .. 3 years



                                    F7
PAGE

                                    BIOVAIL CORPORATION INTERNATIONAL
                                    ----------------------------------
                             NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             ----------------------------------------------
                        (All dollar amounts are expressed in Canadian dollars)


 1.  SIGNIFICANT ACCOUNTING POLICIES - (Continued)

     GOODWILL

          Goodwill is amortized on a straight-line over 20 years. Goodwill is evaluated periodically and if conditions warrant, an impairment valuation is provided.

     RESEARCH AND PRODUCT DEVELOPMENT

          Research and product development costs, including the cost of licenses for products under development, net of any investment tax credits, are charged to earnings in the year in which they are incurred.

     FOREIGN CURRENCY TRANSLATION

          Foreign currency transactions

          Monetary assets and liabilities are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at historic rates. Revenue and expenses are translated at the average rate of exchange for the year. Exchange gains and losses are included in operations except for unrealized gains or losses on long-term debt which are deferred and amortized over the term of the debt.

          Self-sustaining foreign subsidiaries

          Assets and liabilities of self-sustaining foreign subsidiaries are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at the average rate of exchange for the year. Gains or losses arising on the translation of financial statements of self-sustaining foreign subsidiaries are deferred and included as a separate component of shareholders' equity (capital deficiency). The net change in the cumulative translation adjustment balance in the periods presented is primarily due to the fluctuations in the exchange rate in respect to the Swiss Franc.

     1992 AND 1993 FIGURES

          Certain of the 1992 and 1993 figures have been reclassified to conform to the 1994 presentation.

2.   AMALGAMATION AND DEBT ASSUMPTION AGREEMENTS

          The Company was formed upon the amalgamation of its predecessor companies, Trimel Corporation ("Trimel") and its then subsidiary Biovail Corporation International ("BCI") involving transactions which included the following:

     (a) The assumption by Trimel (Canada) Inc. ("TCI"), a company controlled by a director of the Company, of Trimel's indebtedness to Western Economic Diversification ("WED") of $6,838,000 and the indebtedness to Trimel's noteholders of $8,625,000, which includes principal and accrued interest to the date of maturity of such notes. In consideration for assuming such indebtedness aggregating $15,463,000, Trimel assigned to TCI, amounts due from directors of approximately $2,000,000 and 1,656,000 shares of BCI owned by Trimel. This transaction resulted in a gain on settlement of debt of $11,151,000. No provision for income taxes has been recorded with respect to this gain as the loss carry forwards available are sufficient to offset the gain in its entirety. Under U.S. GAAP, this gain would be recorded as contributed surplus.
          (See Note 18)

     (b) The amalgamation of Trimel and BCI whereby shareholders of Trimel and BCI each received one common share of the amalgamated company for each common share of Trimel and BCI, respectively (other than shares of BCI held by Trimel) and the holders of Class A
          Special Shares of Trimel received one common share of the amalgamated company for each 5.35 Class A Special Shares.
          Following the amalgamation there were 8,245,576 common shares of the amalgamated company outstanding. Since virtually all of the assets of the amalgamated company were those of BCI prior to the amalgamation, in substance no change in the ownership interest of the BCI minority shareholders has taken place. Accordingly, the exchange of BCI shares held by minority shareholders for shares of the amalgamated company has been accounted for based on the carrying amounts of BCI's assets and liabilities prior to the amalgamation.





                                    F8
PAGE

                           BIOVAIL CORPORATION INTERNATIONAL
                           ---------------------------------
                    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                    ----------------------------------------------
                (All dollar amounts are expressed in Canadian dollars)

 3.  BUSINESS ACQUISITIONS AND DISPOSITIONS
     --------------------------------------

     ACQUISITION OF BIOVAIL SA AND BIOSYTES N.V.

          Effective May 4, 1991, a subsidiary of the Company acquired 50.2% of Biovail SA ("BSA") and 52% of Biosytes N.V.("BNV"), companies involved in the development and licensing of controlled release pharmaceuticals. Under the terms of the purchase of 50.2% of the shares of BSA and 52% of the shares of BNV, the Company was obligated to pay contingent consideration, calculated on a formula basis, relative to net royalties earned by BSA and BNV for the six month period immediately preceding the second anniversary of the closing of the acquisition, less the amounts originally payable on closing in May 1991. On August 19, 1993, the parties agreed to a final determination of the additional consideration in the amount of $716,000 which was satisfied by payment of $300,000 in cash and the issuance of 46,355 shares of the Company's common stock. Such consideration was recorded as additional goodwill related to the acquisition.

          Pursuant to the terms of various Shareholders' agreements, as amended, by and among the Company, BSA and the minority shareholder
    (the "Minority Shareholder"), on December 29, 1993, the Company gave notice to the Minority Shareholder of the exercise of its call option to require the Minority Shareholder to sell his minority interests in BSA and BNV to the Company.

          In January 1995, the Company and the Minority Shareholder reached an agreement whereby the effective date of the acquisition of the minority interests was determined to be January 1, 1994 and the aggregate amount payable to the Minority Shareholder with respect to all entitlements was determined to be $4,153,000 of which $2,814,000 had been paid prior to December 31, 1994.

          Accordingly, the consolidated balance sheet as at December 31, 1994 reflects an amount due on acquisition of $1,339,000 being the excess of the aggregate cost of the acquisition of the minority interest over the amount previously paid to the Minority Shareholder which amount was paid in January 1995 and goodwill has been increased by $2,729,000 being the amount of the consideration paid in excess of the net book value of the minority interest acquired effective January 1, 1994.

     OTHER ACQUISITIONS AND DISPOSITIONS

          On January 23, 1993, the Company acquired the remaining 50% interest in Professional Drug Systems, Inc. (which represents all shares not already owned by the Company) for a total cash consideration of $382,970 (U.S. $275,000).

          As part of a strategy to dispose of non-core business activities, on October 22, 1993, the Company sold its investment in Professional Drug Systems, Inc. for aggregate proceeds (including settlement of intercompany indebtedness) of approximately $3,000,000, resulting in a gain on sale of $1,669,000. In addition during 1994, the PhoneServe Joint Venture in which the Company had a 50% interest was liquidated and the joint venture partners agreed to a settlement of all amounts previously in dispute. Upon the distribution of the net assets to the joint venture partners, the Company realized an amount approximating the carrying value of its investment and advances in the joint venture which at December 31, 1993 amounted to $225,005.


 4.  INVENTORIES


                                     December 31,          December 31,
                                     1993                  1994
                                     ------------          ------------
     Raw materials . . . .           $       -              $385,722
     Work in process . . . .                 -               286,903
                                     ---------              --------

                                     $       -              $672,625
























                                    F9

                               BIOVAIL CORPORATION INTERNATIONAL
                               ---------------------------------
                          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           ----------------------------------------------
                        (All dollar amounts are epxressed in Canadian dollars)

 5.  DUE FROM DIRECTORS
     ------------------
          Included in the amounts due from directors as at December 31, 1993 were loans of $1,644,908, made to finance the acquisitions of shares of the Company. These loans bore interest at 1/2% over the bank prime rate. As disclosed in Note 2, the amounts due from directors were assigned to TCI in March 1994.

 6.  FIXED ASSETS
     ------------
                                                   December 31, 1994
                                     -----------------------------------------------
                                                       Accumulated          Net Book
                                          Cost        Depreciation          Value
                                      ---------       ------------      ----------
      Land. . . . . . . . . . .       1,255,171        $         -       $ 1,255,171
      Building .  . . . . . . .       3,590,639            687,806         2,902,833
      Manufacturing facility . .     12,589,727            125,897        12,463,830
      Machinery and equipment. .      4,247,656          1,364,873         2,882,783
      Computer software. . . . .         31,224              8,902        22,322
      Furniture and fixtures . .        976,434            632,997       343,437
      Leasehold improvements . .        200,044            192,218         7,826
      Automobiles. . . . . . . .         74,760             72,888         1,872
                                    -----------         ----------       -----------
                                    $22,965,655         $3,085,581       $19,880,074
                                    ===========         ==========       ===========

                                                   December 31, 1993
                                    ------------------------------------------------
                                                       Accumulated          Net Book
                                           Cost       Depreciation             Value
                                     ---------        ------------          ---------
       Land  . . . . . . . . . .    $ 1,255,171         $        -        $ 1,255,171
       Building . . . . . . . . .     3,499,509            547,255          2,952,254
       Manufacturing facility . .    12,598,504                  -         12,598,504
       Machinery and equipment. .     2,819,563            946,217          1,873,346
       Computer software. . . . .         9,070              6,203              2,867
       Furniture and fixtures . .       863,356            470,072            393,284
       Leasehold improvements . .       200,044            162,515             37,529
       Automobiles. . . . . . . .        89,166             62,168             26,998
                                    -----------        -----------       ------------
                                    $21,334,383        $ 2,194,430       $ 19,139,953
                                    ===========        ===========       ============


          Construction of the manufacturing facility was substantially completed in March 1993. As at December 31, 1994, the Company expected to spend a further amount of approximately $4,000,000 in additional capital expenditures for production and other equipment, of which 37.5% of such expenditures will be financed by a non-interest bearing loan from a Canadian government agency. The Company has obtained a commitment from a Canadian chartered bank for the balance of the equipment financing.



 7.  BANK INDEBTEDNESS
     -----------------
          The current bank indebtedness is secured by a general security agreement, a general assignment of accounts receivable and bears interest at the bank prime rate plus %. The bank prime rate at December 31, 1994 and December 31, 1993 was 8.0% and 5.5%, respectively.






                                    F10
PAGE

                             BIOVAIL CORPORATION INTERNATIONAL
                      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  (All dollar amounts are expressed in Canadian dollars)

 8.  LONG-TERM DEBT
     --------------
                                                                                 December 31,    December 31,
                                                                               1993            1994
                                                                                      -------------    ------------
NON-INTEREST BEARING AND
  FORGIVABLE INTEREST
  GOVERNMENT LOANS
Non-Interest Bearing Unsecured Loan
     Payable to Western Economic Diversification, a Canadian federal government agency.  This loan will be advanced to a maximum of $5,947,000 to assist in the building and equipping of a manufacturing facility. This loan, after receipt of the maximum loan amount, is repayable on a semi-annual instalment basis
     commencing in 1996 and ending in 2001. (See below). . . . . . . . . .                      $10,068,880     $3,664,577


Forgivable Interest Loan
     Payable to Manitoba Development Corporation and secured by a debenture with a fixed charge on the manufacturing facility land and building.  Funds have been advanced to assist in the building of a manufacturing facility.  This loan is repayable on a quarterly instalment basis commencing December 31, 1996 and
     ending on December 31, 1997 . . . . . . . . . . . . . . . . . . . . .                        2,866,420      2,946,983
                                                                                                -----------     ----------
                                                                                                 12,935,300      6,611,560
                                                                                                ===========     ==========

UNSECURED LOANS
Unsecured Notes Payable
     Interest of 5% per annum, payable at maturity and originally was maturing at
     various dates in 1995 through 1996 (see below). . . . . . . . . . . .                        7,500,000              -
                                                                                                -----------    -----------
OTHER
     Term Bank Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         95,000              -


     Construction Bank Loan
          Secured by general security agreement, pledging all of the Company's assets, including the shares of subsidiary companies and a debenture with a fixed charge on the manufacturing facility land and building, bearing interest at bank prime rate plus 1.5%.  This loan is repayable in 20 equal quarterly installments of
          $250,000 commencing June 30, 1995, with a final payment due September 30,
          2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        5,394,000      5,429,000



     Mortgage Payable
          Secured by land and building, bearing interest at 12.125% per annum, payable in blended monthly instalments of $25,052, and the balance of approximately
          $2,400,000 is due on maturity, November 1, 1999. . . . . . . . . .                      2,474,524      2,466,184
                                                                                                -----------    -----------
                                                                                                  7,963,524      7,895,184
                                                                                                -----------    -----------
                                                                                                 28,398,824     14,506,744

     Less current portion. . . . . . . . . . . . . . . . . . . . . . . . .                           68,339        794,381
                                                                                                -----------     ----------
                                                                                                $28,330,485    $13,712,363
                                                                                                ===========    ===========

     In March 1994, Trimel and WED finalized the transfer of $6,838,000 of the WED loan to TCI on a non-recourse basis and revised the repayment terms of the unsecured loan (See Note 2).

     In March 1994, $7,500,000 of the unsecured notes payable and accrued interest thereon were transferred to TCI on a non-recourse basis. (See
    Note 2)

     Interest expense on long-term debt amounted to $983,698 in the year ended December 31, 1994, $1,034,513 in the year ended December 31, 1993, and $1,507,500 in the year ended December 31, 1992. In addition, in the



                                    F11
PAGE

                          BIOVAIL CORPORATION INTERNATIONAL
                          ---------------------------------
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------
            (All dollar amounts are expressed in Canadian dollars)

8. LONG-TERM DEBT - (Continued)
   --------------
   years ended December 31, 1992 and 1993, interest on the construction bank loan aggregating $317,758 and $111,785, respectively, was capitalized and included in the cost of the manufacturing facility. No interest was capitalized in the year ended December 31, 1994.

     In November 1992, a then subsidiary company issued 4% convertible subordinated debentures (the "Debentures") with an aggregate principal amount of $8,697,000. The Debentures bore interest from their date of issuance at the rate of 4% per annum.

     On December 31, 1992 and February 23, 1993, $3,050,160 and $5,550,600
   principal amounts, respectively, of the Debentures plus accrued interest thereon were converted into 344,284 and 627,556 share of common stock of a then subsidiary company, at a per share conversion price of U.S.$7.00. The conversions of these Debentures resulted in dilution gains of $2,468,373 and $4,775,996 in 1992 and 1993, respectively.
  In addition, on September 3, 1993, the then subsidiary company issued 464,243 shares of common stock at a price of U.S. $7.00 per share for net proceeds of $3,486,339 resulting in a further dilution gain of $2,997,114.

     Pursuant to contractual arrangements with respect to the use of proceeds from the issuance of the unsecured notes, the Company is obligated to make expenditures which will directly or indirectly be of economic benefit to the Province of Saskatchewan in the amount of $6,750,000 at December 31, 1994.

     Principal repayments on long-term debt are as follows:





          1995 . . . . . . . . . . . . . .  . .  $   794,381
          1996 . .  . . . . . . . . . . . . . .    2,407,553
          1997 . .  . . . . . . . . . . . . . .    4,761,854
          1998 . . . .  . . . . . . . . . . . .    1,713,354
          1999 and thereafter.. . . . . . . . .    4,829,602
                                                  ----------
                                                 $14,506,744
                                                 ===========


9. SHARE CAPITAL
   -------------
     AUTHORIZED AND ISSUED SHARES

     Following the March 29, 1994 amalgamation described in Note 2, the Company is authorized to issue 25,000,000 shares of common stock without par value.

Common shares                              Number of Shares
-------------
                                                                     Amount
                                           -----------------     ----------
Balance, December 31, 1991 . . . .. . . .          3,579,296     $ 7,587,854
Issued for cash. . . . . . . . . . . .. .             17,000         204,000
Issued for settlement of debt and
     accrued interest thereon. . . . . .             600,000       3,000,000
                                                   ---------      ----------
Balance, December 31, 1992 . . . . . . .           4,196,296      10,791,854
Issued on the exercise of options. . . .              40,000         230,000
Shares acquired for cancellation . . . .             (35,700)        (92,884)
                                                   ----------     ------------
Balance, December 31, 1993 (see Note 2).           4,200,596      10,928,970
     In exchange for Class A Special Shares          906,542       4,850,000
     In exchange for BCI's common shares
          held by the minority interest.           3,138,438       2,939,102
Issued on the exercise of options. . . .              28,763          86,289
                                                   ----------    -----------
Balance, December 31, 1994 . . . . . . .           8,274,339     $18,804,361
                                                   ==========     ===========

                                            F12
PAGE

                             BIOVAIL CORPORATION INTERNATIONAL
                             ---------------------------------
                       NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       ----------------------------------------------
                  (All dollar amounts are expressed in Canadian dollars)

9. SHARE CAPITAL - (CONTINUED)
   -------------

   Class A Special Shares                          Number of Shares
   ----------------------                                                 Amount

                                                   -----------------     --------
Issued in settlement of debt and accrued
     interest thereon in 1992 and balance,
     December 31, 1992 . . . . . . . . .               6,354,000         $ 6,354,000
Shares acquired on redemption. . . . . .              (1,504,000)         (1,504,000)
                                                      -----------        -----------

Balance, December 31, 1993 . . . . . . .               4,850,000           4,850,000
                                                      ----------          ----------
Exchange for common shares on
     amalgamation. . . . . . . . . . . .               4,850,000          (4,850,000)
                                                      ----------          -----------

Balance, December 31, 1994 . . . . . . .                       -                    -
                                                      ==========           ==========

     35,700 common shares were acquired for cancellation in 1993 at a cost of $168,481. The excess of the cost of common shares acquired over the stated capital thereof has been charged to deficit.

     The Company has reserved 742,500 common shares for issuance under the Company's stock option plan.

     As at December 31, 1994, the Company has granted to certain directors, employees, and consultants options which entitle them to acquire an aggregate of 595,814 shares of common stock at exercise prices ranging from CDN $3.00 to U.S.$7.30 per share and which become exercisable in three equal annual amounts commencing one year after the date of grant. As at December 31, 1994, options on 101,973 shares of common stock were exercisable.


10. SELLING AND ADMINISTRATIVE EXPENSES
     -----------------------------------
        Included in selling and administrative expenses are $1,607,599, $1,484,051 and $1,031,683 for the years ended December 31, 1994, 1993, and 1992, respectively, which relate to activities associated with preparing the Company's manufacturing facility in Steinbach, Manitoba for commercial production. The manufacturing facility commenced commercial production in October 1994.


11. REORGANIZATION EXPENSES
    -----------------------
        Reorganization expenses comprise amounts incurred in connection with the March 29, 1994 amalgamation of the Company's predecessor companies as described in Note 2.


12. OFFERING EXPENSES
    -----------------
        Offering expenses comprise amounts incurred in connection with a proposed public offering of a subsidiary company's common shares in 1992 that was not consummated.










                                    F13
PAGE

                            BIOVAIL CORPORATION INTERNATIONAL
                            ---------------------------------
                   NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   ----------------------------------------------
               (All dollar amounts are expressed in Canadian dollars)

13. INCOME TAXES
     ------------
     The major factors which caused variations from the Company's combined federal and provincial statutory income tax rate of 44.34% applicable to income (loss) from continuing operations are as follows:

                                                   Year ended            Year ended          Year ended
                                                 December 31,          December 31,        December 31,
                                                      1992                  1993               1994
                                                 -------------        --------------       ------------
Provision for (recovery of) income taxes
   based on statutory rate . . . . . .  . . .      $(5,073,225)        $(1,309,090)        $5,880,610


Reduction of income taxes resulting
     from income of foreign subsidiary taxed at
     lower effective rate. . .. . . . . . . . . .      (441,715)           (764,213)         (862,124)


Non-taxable portion of capital gain on
       settlement of debt. . .. . . . . . . . . .               -                  -           236,107)


Benefit of losses not
recognized for accounting purposes . . .  . . . .      5,958,074          2,402,261                -


Benefit of utilization of loss carry forwards. . .             -                 -        (3,179,663)
                                                       ----------         ----------       ----------
                                                       $  443,134           $328,958         $602,716
                                                       ==========         ==========       ==========

   At December 31, 1994 the Company has accumulated losses for federal and provincial income tax purposes and unclaimed investment tax credits which can be used to offset future taxable income and/or to reduce income taxes payable. These losses and investment tax credits expire as follows:

                                                                   Investment
                                    Losses                  Tax Credits
                          ---------------------------       -----------
                          Federal          Provincial
                          -------          ----------
1996 . . . . . .          $   189,000       $ 1,567,000       $        -
1997 . . . . . .            7,501,000         8,451,000                -
1998 . . . . . .            9,592,000        10,493,000          122,000
1999 . . . . . .            4,680,000         5,661,000        1,293,000
2000 . . . . . .                    -                 -          695,000
2001 . . . . . .                    -                 -          671,000
2002 . . . . . .                    -                 -          620,000
2003 . . . .                        -                 -          375,000
                          -----------        -----------      ----------
                          $21,962,000        $26,172,000      $3,776,000
                          ===========        ===========      ==========

     The benefits of these losses carried forward and investment tax credits will be recorded when realized.


14.  EARNINGS (LOSS) PER SHARE
     -------------------------
     Earnings (loss) per share has been calculated using the weighted average number of shares outstanding during the year. For the purpose of this calculation, the loss for the year ended December 31, 1992 was increased, and the income for the years ended December 31, 1993 and 1994 was reduced, by cumulative undeclared dividends on the Class A Special Shares. The effect on the loss per share of the exercise or conversion of all options and Class A Special Shares outstanding in 1992 is not dilutive. The earnings per share in 1993 on a fully diluted basis giving effect to the exercise of all options and conversion of all Class A Special Shares into common shares effective January 1, 1993 would have been $1.02 per share. Adjusted basic earnings per share in 1994, calculated as though the conversion of Class A Special shares had occurred at the beginning of the year amounted to $1.76 per share. Fully diluted earnings per share in 1994, giving effect to the conversion of Class A Special Shares and the exercise of all outstanding options as if they had occurred at the beginning of the year, amounted to $1.50 per share.


                                    F14
PAGE

                          BIOVAIL CORPORATION INTERNATIONAL
                     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                (All dollar amounts are expressed in Canadian dollars)

15. OPERATING LEASES
     ----------------
     Minimum lease commitments under operating leases for premises, automobiles and offices and laboratory equipment for each of the next five years are as follows:


                  1995 . . . . . . . . . . $379,000
                  1996 . . . . . . . . . . .260,000
                  1997 . . . . . . . . . . .261,000
                  1998 . . . . . . . . . . .175,000
                  1999 . . . . . . . . . . . 55,000



16.  CHANGE IN NON-CASH OPERATING WORKING CAPITAL
     --------------------------------------------

                                       Year ended       Year ended     Year ended
                                     December 31,     December 31,    December 31,
                                            1992              1993          1994
                                     -----------      ------------    ------------

    Accounts receivable. . .            $   910,462    $(1,294,295)    $(3,505,486)
    Due from directors . . . . . . .       (101,211)      (393,177)              -
    Deposits and prepaid expenses. .       (262,817)         98,690        281,078
    Inventories. . . . . . . . . . .              -               -       (672,625)
    Loans to related parties . . . .              -          67,494        118,943
    Accounts payable
      and accrued liabilities. . . .       (533,222)        842,190      2,665,244
    Income taxes payable . . . . . .        114,120        (155,968)       313,054
    Deferred revenue . . . . . . . .              -         465,777      1,270,448
                                         ----------      ----------      ---------
                                         $  127,332       $(369,289)      $470,656
                                         ==========      ===========      ========


17.  CONTINGENCIES
     -------------
a) On November 12, 1993, a patent infringement lawsuit was commenced in U.S. District Court, for the District of New Jersey, by Marion Merrell Dow Inc.
 ("MMD"), Carderm Capital L.P. and Elan Corporation PLC against Hoechst-Roussel Pharmaceuticals, Inc. ("Hoechst-Roussel"). Hoechst-Roussel was licensed by the Company for the once-daily controlled release formulation of diltiazem. The complaint alleges that Hoechst-Roussel has infringed certain patents
 relating to controlled absorption of diltiazem   formulations and seeks, among
 other things, to enjoin Hoechst-Roussel from infringing the plaintiffs' patents. Hoechst-Roussel has answered the complaint alleging that
 Hoechst-Roussel has not infringed the patents     and that the patents are
 invalid and unenforceable.  The Company believes the lawsuit is without merit.

     On February 21, 1995 Hoechst-Roussel filed a Motion for an Order granting Summary Judgement of Non-infringement under Rule 56 Fed. R. Civ. P., to dismiss all patent litigation with MMD.


     Hoechst-Roussel's parent, Hoechst AG has announced its intention to acquire MMD. As a consequence, Hoechst-Roussel and the Company agreed that the rights agreement between it and the Company dated June 30, 1993 (the "Rights Agreement") will be terminated effective June 30, 1995.


b) On October 20, 1994, the Company commenced legal proceedings in the United States District Court, District of Puerto Rico against MMD, four of its officers and a related limited partnership. The action was brought to recover damages in the sum of U.S. $480,000,000, before trebling, and for injunctive relief for a number of violations and based on 12 counts of anti-trust and business torts.




                                    F15
PAGE

                      BIOVAIL CORPORATION INTERNATIONAL
                      ---------------------------------
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------
           (All dollar amounts are expressed in Canadian dollars)


17.  CONTINGENCIES - (Continued)
     -------------
c) Effective April 28,1995, the Company entered into a settlement whereby Hoechst-Roussel agreed to pay the Company the sum of U.S.$7.5 million in consideration for the Company entering into a series of agreements and releases. The agreements and releases provide for the immediate payment to the Company of U.S.$2 million, now received. Payment of the remaining U.S.$5.5 million together with the withdrawal of the Company's complaint against MMD, four officers of MMD and a related limited partnership in the United States District Court for the District of Puerto Rico, as referred to in (b) above, shall be undertaken upon the completion by Hoechst AG of the acquisition of all of the outstanding shares of the common stock of MMD pursuant to a merger or otherwise.

     In addition, the said agreements and releases provide that within five days from the completion of such acquisition, Hoechst-Roussel will also at that time (a) withdraw or otherwise dismiss the patent-related complaint filed by MMD and Carderm Capital L.P. against Hoechst-Roussel in the United States District Court for the District of New Jersey;
   (b) use its best efforts to have Elan Corporation plc withdraw or otherwise dismiss the same complaint;and (c) withdraw the Citizen's Petition bearing the date August 5, 1994 filed by MMD with the United States Food and Drug Administration.

     As a consequence of the settlement agreement, the Rights Agreement has been terminated and Hoechst-Roussel has agreed to re-assign and transfer to the Company all rights pertaining to the licensed product, which now includes all relevant clinical and scientific data and intellectual property.



18.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     ------------------------------------------------------

                                                           Year ended       Year ended         Year ended       Year ended
                                                           December 31,    December 31,      December 31,
                                                             1992              1993                1994
                                                           -----------     ------------      -------------

Reconciliation of net income (loss)
    under Canadian and U.S. GAAP
Net income (loss) as shown in the consolidated
    statement of income (loss) and deficit . . . . . . .   $(10,440,327)     $ 5,198,727      $13,262,540

Items excluded from income under U.S. GAAP
    Dilution gain on issuance of common shares
     by a subsidiary company . . . . . . . . . . . . . .     (2,468,373)     (7,773,080)                -
     Interest income on amounts due from
      directors deducted from shareholders' equity under
      U.S. GAAP . . . . . . . . . . . . .  . . . . . . .        (119,825)      (121,529)           (29,979)
    Gain on debt settlement treated as contributed
      surplus under U.S. GAAP. . . . . . . . .. . . . . .              -                -      (11,151,170)
    Unrealized foreign exchange gain included
      in income under U.S. GAAP. . . . . . . . . . . . . .        75,236               -                -
                                                           -------------     ------------     -----------
Net income (loss) according to U.S. GAAP . . .. . . . . .  $(12,953,289)     $(2,695,882)      $2,081,391
                                                           =============     ============     ===========
Earnings (loss) per share under U.S. GAAP. . . . . . . . . . . . $(3.80)          $(0.66)            0.28
                                                            ============     ============
Weighted average number of common
    shares outstanding under U.S. GAAP(1). . . . . . . . . . .3,409,575        4,066,473      7,545,105
                                                            ===========      ============
_______________________________
(1)  The weighted average number of common shares outstanding for purposes of the computation of the earnings (loss) per share data under U.S. GAAP gives effect to the exercise of all outstanding options and excludes the shares acquired by directors in consideration for loans to directors deducted from shareholders' equity.





                                    F16

    ------------------------------------------------------


                                                                          December 31,         December 31,
                                                                             1993                  1994
                                                                           -------------       -------------

Reconciliation of shareholders' equity (capital deficiency)
    under Canadian and U.S. GAAP
Shareholders' equity (capital deficiency) as shown in
     consolidated balance sheet. . . . . . . . . . . . . . . . . . . . . . $(6,313,132)      $10,782,561
Amounts due from directors added
     to capital deficiency under U.S. GAAP . . . . . . . . . . . . . . . .  (2,031,477)                -
                                                                           ------------     ------------
Shareholders' equity (capital deficiency) according to U.S. GAAP           $(8,344,609)      $10,782,561
                                                                           ============     =============

      The following items included in the table above give rise to differences in net income under generally accepted accounting principles in the United States ("U.S. GAAP")

    Accounting for issuance of shares by a subsidiary

      Under Canadian GAAP, the issuance by a subsidiary of its common shares, in an amount in excess of the Company's carrying value, is reflected as a dilution gain on issuance of common shares by a then subsidiary company in the Company's consolidated statement of income (loss) and deficit.

      Under U.S. GAAP, the additional equity raised by BCI would be reflected as a capital transaction in the Company's shareholders equity (capital deficiency).

    Accounting for gain on debt settlement

      Under Canadian GAAP, the assignment of debt of TCI, in an amount in excess of the carrying value of the net assets transferred to TCI in consideration for assuming such debt, is reflected as gain on debt settlement in the Company's consolidated statement of income and deficit.

      Under U.S. GAAP, the gain on settlement of such debt would be reflected as a capital transaction in the Company's shareholders' equity.

    Amounts due from directors and interest thereon

      Under U.S. GAAP, the capital deficiency would be adjusted to reflect amounts due from directors arising on the issuance of shares as an increase in capital deficiency as opposed to amounts receivable as is the case under Canadian GAAP.

      Furthermore, under U.S. GAAP, interest income earned on the amounts due from directors would be treated as a capital transaction and excluded from income.

    Unrealized foreign exchange gain on long-term debt

    Under U.S. GAAP, the unrealized foreign exchange gain on the U.S. dollar denominated convertible subordinated debentures outstanding at December 31, 1992 of $75,236 would have been included in income as opposed to being deferred as is the case under Canadian GAAP.












                                    F17
PAGE

                                    BIOVAIL CORPORATION INTERNATIONAL
                                    ---------------------------------
                             NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             ----------------------------------------------
                       (All dollar amounts are expressed in Canadian dollars)


18. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - (Continued)
    ------------------------------------------------------
      Under U.S. GAAP, for purposes of presentation of changes in financial position, the following non-cash transactions would not be shown as financing or investing activities but would be shown as supplemental cash flow information:

     1992        Conversion of Debentures into common shares of
                 a subsidiary company and the equivalent
                 amount included in issuance of share capital. . . . .    $     5,771,280

                 Issuance of common shares on settlement of debt. . . .         3,000,000

                 Issuance of Class A Special Shares on
                   settlement of debt. . . . . . . . . . . . . . . . .. .       6,354,000

     1993        Conversion of Debentures into common
                   shares and the equivalent aggregate
                   amount included in minority interest and
                   dilution gain . . . . . . . . . . . . . . . . . . . .        5,218,056

                 Issuance of common shares on the exercise
                   of stock options. . . . . . . . . . . . . . . . . . . . .      230,000

      Furthermore, current bank indebtedness would not be included as a component of cash and cash equivalents as is the case under Canadian GAAP. Accordingly, under U.S. GAAP, the increase in bank indebtedness of $2,496,713 in the year ended December 31, 1992, and the decrease in bank indebtedness of $835,108 in the year ended December 31, 1993 and $173,526 in the year ended December 31, 1994 would be included in cash provided by (used in) financing activities, and cash at December 31, 1992, 1993 and 1994 would have been $3,576,476, $3,817,894 and $3,950,746 respectively.

    Under U.S. GAAP, the following additional supplemental cash flow disclosure would be provided:


                                   Year ended    Year ended   Year ended
                                  December 31,  December 31,  December 31,
                                    1992           1993         1994
                                  ------------  -----------   -----------

Cash paid for:
Interest . . . . . . . . . . . .    $1,980,520     $859,858     $759,402
Income taxes . . . . . . . . . .       383,213      499,980      501,560


      Under U.S. GAAP, the following additional disclosure would be provided pursuant to the requirements of SFAS No. 109 - "Accounting for Income Taxes":

      As at December 31, 1994, the Company has unused tax benefits of $25,738,000 related to net operating loss and tax credit carry forwards. Under U.S. GAAP, a valuation allowance of an equivalent amount would be recognized to offset the related deferred tax asset due to the uncertainty of realizing the benefit of the loss and tax credit carry forwards.

      The net change in the valuation allowance for the deferred tax asset was an increase of $2,402,261 in the year ended December 31, 1993 related to the additional benefit arising from the operating loss carry forwards in 1993 and a reduction in the year ended December 31, 1994 of $3,179,663 relating to the utilization of such benefits.











                                    F18


PAGE

19. SEGMENTED INFORMATION AND MAJOR CUSTOMERS

    The Company considers that its operations fall principally into one class - providing formulation, development and registration of pharmaceutical products for the pharmaceutical industry.

    Operations by geographic segment

                             Canadian          Foreign
                             Operations        Operations       Eliminations        Consolidated
                             ----------        ----------       ------------        -------------
December 31, 1994
-----------------
Revenue
  -  External                 $15,202,823       $9,029,989       $        -        $24,232,812
  -  Inter-segment              1,796,423               -         (1,796,423)                -
                              ------------     -----------       ------------      -----------
                              $16,999,246      $ 9,029,989       $(1,796,423)       24,232,812
                              -----------      -----------       -----------

Operating income (loss)       $(1,440,677)     $ 5,370,739      $         -          3,930,062
                              ------------     -----------      -------------
Interest expense                                                                      (824,658)
Gain on debt settlement                                                              11,151,170
Reorganization expenses                                                                (391,318)
Provision for income taxes                                                             (602,716)
                                                                                    -----------
Net income                                                                           13,265,540

Total assets                  $30,508,096       $ 5,417,813       $        -        $35,925,909
                              -----------       -----------       -----------       ===========

December 31, 1993
-----------------
Revenue
  -  External                 $8,831,242         $5,903,018       $        -        $14,734,260
  -  Inter-segment             1,558,745                           (1,558,745)
                             -----------        -----------       ------------      ------------
                             $10,389,987        $ 5,903,018       $(1,558,745)       14,734,260
                             -----------        -----------       ------------      -----------
Operating income (loss)      $(4,430,026)       $ 2,433,143       $        -         (1,996,883)
                             -----------        -----------       ------------
Interest expense                                                                       (955,508)
Provision for income taxes                                                             (328,958)
Minority interest                                                                      (961,669)
Dilution gain on issuance
  of common shares by a
  subsidiary company                                                                   7,773,080
Gain on sale of a subsidiary
  company                                                                              1,668,665
                                                                                     -----------
Net income                                                                           $ 5,198,727
                                                                                     ===========
Identifiable assets         $26,474,409       $ 4,102,565        $         -         $30,576,974
                            -----------       -----------        -----------
Corporate assets                                                                         225,005
                                                                                     -----------
Total assets                                                                         $30,801,979
                                                                                     ===========









                                    F19

                         BIOVAIL CORPORATION INTERNATIONAL
                                  QUARTERLY REPORT


                                INDEX


PART 1.        FINANCIAL INFORMATION                         PAGES
------         ---------------------                         -----
Consolidated Balance Sheets, December 31, 1994 and
   June 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Consolidated Statements of Income and Loss
   for the three and six months ended June 30, 1994 and 1995 . . . . . .2

Consolidated Statements of Changes in Financial Position
   for the six months ended June 30, 1994 and 1995 . . . . . . . . . . .3

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . .4

Management s Discussion and Analysis of Financial Condition
   and Results of Operations . . . . . . . . . . . . . . . . . . . . . .6


PART II.     OTHER INFORMATION . . . . . . . . . . . . . . .  . . . . .11
--------     -----------------



(ALL DOLLAR AMOUNTS IN THIS DOCUMENT ARE EXPRESSED IN U.S. DOLLARS UNLESS OTHERWISE STATED.)

                     BIOVAIL CORPORATION INTERNATIONAL
                        CONSOLIDATED BALANCE SHEETS
            (All dollar amounts are expressed in U.S. dollars)


                                      June 30,          December 31,
                                         1995               1994
                                    --------------      ------------
ASSETS                               (Unaudited)

CURRENT
  Cash and short-term deposits          $ 7,419,271      $ 2,818,462
  Trade accounts receivable               2,946,037        5,346,000
   Inventories                              282,991          479,851
   Deposits and prepaid expenses            545,623           57,229
                                        -----------      -----------
                                         11,193,922        8,701,542


   FIXED ASSETS, net                     14,506,195       14,182,445
   GOODWILL                               2,718,432        2,745,557
                                        -----------     ------------
                                        $ 28,418,549    $ 25,629,544
                                        ============    ============

LIABILITIES
CURRENT
  Accounts payable and accrued
   liabilities                       $    4,384,033    $   4,657,777
  Income taxes payable                      971,651          736,511
  Deferred revenue                          205,199        1,238,623
  Amount due on acquisition                       -          955,243
  Current portion of long-term debt       1,463,040          566,711
                                      -------------    -------------
                                          7,023,923        8,154,865
                                      -------------    -------------
LONG-TERM DEBT
  Non-interest bearing and forgivable
     interest government loans            4,914,166        4,716,687
  Other                                   6,620,748        5,065,713
                                       ------------    -------------
                                         11,534,914        9,782,400
                                       ------------    -------------
                                         18,558,837       17,937,265

CONTINGENCIES (Note 3)

SHAREHOLDERS  EQUITY
Share Capital                            13,771,195        13,415,031
Deficit                                  (4,766,637)       (6,442,085)
Cumulative translation adjustment           855,154           719,333
                                        -----------        ----------
                                          9,859,712         7,692,279
                                        -----------        ----------

                                       $ 28,418,549       $25,629,544
                                       ============       ===========




The accompanying notes are an integral part of consolidated financial statements.

                  BIOVAIL CORPORATION INTERNATIONAL
                  ---------------------------------
             CONSOLIDATED STATEMENTS OF INCOME AND LOSS
             ------------------------------------------
         (All dollar amounts are expressed in U.S. dollars)
                             (Unaudited)

                                            Three Months                Six Months
                                           Ended June 30               Ended June 30
                                          --------------               -------------
                                       1995            1994          1995            1994
                                  ---------     -----------    ----------     -----------
REVENUE
Contract                         $   994,658    $   983,402     $2,856,951     $1,555,550
Manufacturing                              -        248,898      1,253,479        248,898
Royalty and licensing              1,642,670      1,263,237      4,129,235      3,190,298
                                   ---------      ---------      ---------      ---------
                                   2,637,328      2,495,537      8,239,665      4,994,746
                                   ---------      ---------      ---------      ---------
EXPENSES
Cost of contract revenue             656,260        687,093      1,670,029      1,314,392
Cost of manufactured goods sold            -        139,746        485,890        139,746
Research and product development     797,755        613,743      1,458,010      1,188,274
Selling and administrative         1,550,786      1,582,955      3,217,854      2,577,065
Royalty and commission               104,716         61,799        439,952        284,545
                                   ---------      ---------      ---------
                                   3,109,517      3,085,336      7,271,735      5,504,022
                                   ---------      ---------      ---------      ---------
OPERATING INCOME (LOSS)             (472,189)      (589,799)       967,930       (509,276)
INTEREST EXPENSE, net               (115,558)      (102,406)      (223,590)      (258,672)
GAIN ON LICENSING SETTLEMENT       1,130,046              -              -
GAIN ON DEBT SETTLEMENT                   -               -      8,071,217
REORGANIZATION EXPENSES                   -               -              -       (283,236)
                                  ----------    -----------    -----------
INCOME (LOSS) BEFORE INCOME
 TAXES                               542,299       (692,205)     1,874,386       7,020,033
PROVISION FOR INCOME TAXES           109,505         73,257        198,938         124,027
                                  ----------    -----------    -----------      ----------
NET INCOME ((LOSS)                $  432,794    $  (765,462)    $1,675,448      $6,896,006

EARNINGS PER SHARE
Net income (loss) before gians on
 debt settlement and licensing
 settlement                    $      (0.08)   $      (0.13)   $      0.07   $      (0.20)
                               ============    ============    ===========   ============
Net income (loss)              $       0.05    $      (0.13)   $      0.20   $       1.17

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OPUTSTANDING        8,279,809        5,906,795     8,279,809      5,906,795
                                ===========     ============    ==========     ==========


The accompanying notes are an integral part of consolidated financial statements


                                      2
PAGE

                     BIOVAIL CORPORATION INTERNATIONAL
                     ---------------------------------
         CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
        ---------------------------------------------------------
            (All dollar amounts are expressed in U.S. dollars)
                                (Unaudited)


                                                        Six Months Ended
                                                           June 30
                                              ---------------------------
                                                    1995             1994
                                              ----------     ------------

NET INFLOW (OUTFLOW) OF CASH RELATED
  TO THE  FOLLOWING ACTIVITIES
OPERATING
   Net income for period                       $1,675,448     $6,896,006
   Depreciation and amortization                  588,265        359,212
   Gain on debt settlement                              -     (8,071,217)
                                               ----------     ----------
                                                2,263,713       (815,999)

   Change in non-cash operating working
      capital (Note 2)                            (72,265)     2,229,349
                                               ----------     ----------
                                                2,191,448      1,413,350
                                               ----------     ----------
INVESTING
   Additions to fixed assets
                                                 (540,826)     (516,282)


FINANCING
   Issuance of share capital                       83,500         8,686
   Increase in long-term debt                   2,831,236       181,667
   Reduction in long-term debt                   (392,742)      (24,653)
                                                ---------     ----------
                                                2,521,994       165,700
                                                ---------     ----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH           428,193       114,447
                                                ---------     ---------

INCREASE IN CASH                                4,600,809     1,177,215


CASH AND SHORT-TERM DEPOSITS, BEGINNING
OF PERIOD                                       2,818,462     2,883,655
                                                ---------     ---------

CASH AND SHORT-TERM DEPOSITS, END OF
 PERIOD                                        $7,419,271    $4,060,870
                                               ==========    ==========



The accompanying notes are an integral part of consolidated financial statements.

1.     SIGNIFICANT ACCOUNTING POLICIES
       --------------------------------
        Biovail Corporation International (the Company ), was amalgamated effective March 29, 1994 under the laws of the province of Ontario. The Company s accounting and reporting policies confirm to generally accepted accounting principles in Canada.

   Change in reporting currency

        Effective January 1, 1995, the Company has commenced reporting its financial statements in U.S. dollars, while the currency of measurement remains Canadian dollars. For purposes of this presentation, Canadian dollar amounts, including the 1994 amounts shown for purposes of comparison, have been translated into U.S. dollars at the respective period end rates of exchange.

   1994 figures

        Certain of 1994 figures have been reclassified to conform to the 1995 presentation.

        For a full description of the other accounting policies of the Company, reference is made to the annual report on Form 20-F for the year ended December 31, 1994.

       In the opinion of management, all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the period presented have been made and all such adjustments are of a normal recurring nature.

   2.  CHANGE IN NON-CASH OPERATING WORKING CAPITAL
       --------------------------------------------

                                      Six Months           Six Months
                                        ended                 ended
                                       June 30,             June 30,
                                       1995                 1994
                                     -------------        -------------

Accounts receivable                    $2,412,418          $(26,634)
Inventory                                 206,613          (636,340)
Due from directors                              -            25,368
Deposits and prepaid expenses
                                         (487,231)           34,988
Amount due on acquisition                (974,658)                -
Accounts payable and accrued
 liabilities                             (382,667)          444,586
Income taxes payable                      211,857          (142,595)
Deferred revenue                       (1,058,599)        2,529,976
                                        ----------       ----------
                                        $(72,265)        $2,229,349
                                        ==========       ==========

3. CONTINGENCIES
   -------------
   a) On November 12, 1993, a patent infringement lawsuit was commenced in U.S. District Court, for the District of New Jersey, by Marion Merrell Dow Inc.("MMD"), Carderm Capital L.P. and Elan Corporation PLC against Hoechst-Roussel Pharmaceuticals, Inc. ("Hoechst-Roussel"). Hoechst-Roussel was licensed by the Company for the once-daily controlled release formulation of Diltiazem. The complaint alleges that Hoechst-Roussel has infringed certain patents relating to controlled absorption of Diltiazem formulations and seeks, among other things, to enjoin Hoechst-Roussel from
    infringing the plaintiffs'   patents.  Hoechst-Roussel has     answered the
    complaint alleging that Hoechst-Roussel has not infringed the patents and that the patents are invalid and unenforceable. The Company believes the lawsuit is without merit.

            On February 21, 1995 Hoechst-Roussel filed a Motion for an Order granting Summary Judgement of Non-infringement under Rule 56 Fed. R. Civ. P., to dismiss all patent litigation with MMD.


            Hoechst-Roussel's parent, Hoechst AG has announced its intention to acquire MMD. As a consequence, Hoechst-Roussel and the Company agreed that the rights agreement between it and the Company dated June 30, 1993 (the "Rights Agreement") will be terminated effective June 30, 1995.


   b) On October 20, 1994, the Company commenced legal proceedings in the United States District Court, District of Puerto Rico against MMD, four of its officers and a related limited partnership. The action was brought to recover damages in the sum of U.S. $480,000,000, before trebling, and for injunctive relief for a number of violations and based on 12 counts of anti-trust and business torts.


   c) Effective April 28,1995, the Company entered into a settlement whereby Hoechst-Roussel agreed to pay the Company the sum of U.S. $7.5 million in consideration for the Company entering into a series of agreements and releases. The agreements and releases provide for the immediate payment to the Company of U.S. $2 million, which has been received. Payment of the remaining U.S. $5.5 million together with the withdrawal of the Company's complaint against MMD, four officers of MMD and a related limited partnership in the United States District Court for the District of Puerto Rico, as referred to in (b) above, was to be undertaken upon the completion by Hoechst AG of the acquisition of all of the outstanding shares of the common stock of MMD pursuant to a merger or otherwise. The completion of the acquisition has now been completed and Hoechst-Roussel has paid the company the remaining U.S. $5.5 million; as well, the Puerto Rico suit has been withdrawn by the Company.

            Furthermore, the said agreements and releases provide that within five days from the completion of such acquisition, Hoechst-Roussel will also at that time (a) withdraw or otherwise dismiss the patent-related complaint filed by MMD and Carderm Capital L.P. ( Carderm ) against Hoechst-Roussel in the United States District Court for the District of New Jersey; (b) use its best efforts to have Elan Corporation plc withdraw or otherwise dismiss the same complaint; and (c) withdraw the Citizen's Petition bearing the date August 5, 1994 filed by MMD with the United States Food and Drug Administration. As a result of the Agreements and releases above referred to, the Rights Agreement between Hoechst-Roussel and the Company has been terminated and Hoechst-Roussel has re-assigned and transferred to the Company all rights pertaining to the licensed product, which now includes all relevant, clinical and scientific data and intellectual property.

            In addition, MMD and Carderm have filed stipulations with prejudice in the United States District Court for the District of New Jersey, the effect of which is to terminate the involvement by MMD and Carderm in the New Jersey suit. Hoechst-Roussel is currently engaged in effecting Elan Corporation plc s withdrawal of the New Jersey suit. Furthermore, MMD has now formally withdrawn the Citizen s Petition by so advising the United States Food and Drug Administration in writing.